UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2007

RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50387	33-0844285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (415) 371-9100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting of the Board of Directors (the “Board”) of RedEnvelope, Inc. (the “Company”) on November 27, 2007, the Board appointed certain directors to serve as members of the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.
     Harry L. Casari, Gary M. Heil and Gregory Shove were appointed to serve on the Audit Committee until their successors are elected and qualified or until their earlier removal or resignation. Mr. Casari will serve as Chairman of the Audit Committee. Scott Galloway and Mr. Heil were appointed to serve on the Nominating and Corporate Governance Committee until their successors are elected and qualified or until their earlier removal or resignation. Mr. Galloway will serve as Chairman of the Nominating Committee. Messrs. Heil and Casari were appointed to serve on the Compensation Committee until their successors are elected and qualified or until their earlier removal or resignation. Mr. Heil will serve as the Chairman of the Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 3, 2007	REDENVELOPE, INC.
	By:	/s/ William Gochnauer
William T. Gochnauer
Interim Chief Financial Officer